POWER OF ATTORNEY


		In the event Mount Yale Opportunity Fund, LLC (the "Company") determines that, in accordance with
Section 16(a) of the Securities and Exchange Act of
1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, it is necessary to complete and file Forms 3, 4 and 5 on behalf of the undersigned subscriber for membership units in the Company, the undersigned hereby authorizes and designates each of John L. Sabre, Michael J. Sabre and Natalie L. Bonnett, signing singly, as the undersigned's true and lawful attorney -in fact in the event to:

	(1)	do and perform any and all acts for and on
the undersigned's behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the Securities and Exchange Commission, any stock exchange or similar authority, and the National Association of Securities
Dealers; and

	(2)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney in fact, may be legally required of the undersigned or otherwise advisable, it being understood that the statements executed by such attorney in fact on the undersigned's behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

		The undersigned hereby further grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby acknowledges that the foregoing attorneys in fact, in serving in such capacity at the undersigned's request, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

		This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

		IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be duly executed as of this 3rd day of November, 2005.


The Dalton Trust created under
agreement dated May 30, 2002, as amended


/s/ John L. Sabre, Trustee